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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

                                 (312) 861-2000            Facsimile:
                                                            (312) 861-2200


                                                                     EXHIBIT 5.1


                                 August 9, 1999

1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive
Draper, Utah 84020

          Re:  1-800 CONTACTS, INC.
               Registration Statement on Form S-1
               Registration No. 333-80289
               --------------------------

Ladies and Gentlemen:

          We are acting as special counsel to 1-800 CONTACTS, INC., a Delaware corporation (the "Company"), in connection with the proposed registration by the
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Company of 1,410,000 shares (the "Initial Primary Shares") of its Common Stock,
                                  ----------------------
par value $.01 per share (the "Common Stock"), to be issued and sold by the
                               ------------
Company and 630,000 shares of the Common Stock to be sold by certain selling stockholders named therein (the "Initial Secondary Shares") pursuant to a
                                 ------------------------
Registration Statement on Form S-1 (Registration No. 333-80289), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act
                                         ----------
of 1933, as amended (the "Act") (such Registration Statement, as amended or
                          ---
supplemented, is hereinafter referred to as the "Registration Statement").  The
                                                 ----------------------
Registration Statement also covers up to an additional 211,140 shares of Common Stock issuable by the Company (the "Over-Allotment Primary Shares" and, together
                                    -----------------------------
with the Initial Primary Shares, the "Primary Shares") and 94,860 shares of
                                      --------------
Common Stock from the selling stockholders (the "Over-Allotment Secondary
                                                 ------------------------
Shares" and, together with the Initial Secondary Shares, the "Secondary Shares")
                                                              ----------------
to cover over-allotments, if any. All of such shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the
                                ----------------------
selling stockholders and Hambrecht & Quist LLC and McDonald Investments Inc., as representatives of the several Underwriters.

          We have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity
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1-800 CONTACTS, INC
August 9, 1999
Page 2

to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

          As of the date of this opinion, the Board of Directors of the Company has taken action to approve the issuance and sale of the Primary Shares and has delegated to the Pricing Committee of the Board of Directors (the "Pricing
                                                                   -------
Committee") authority to determine and approve certain matters regarding the
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issuance and sale of the Primary Shares, including the determination of the number of Primary Shares to be sold, the price at which the Primary Shares are to be sold and the underwriting discounts and commissions with respect thereto (such authorization is referred to herein as the "Pricing Action").
                                                  --------------

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that, in our opinion:

     (1) The Primary Shares have been duly authorized for issuance; and, when the Registration Statement becomes effective under the Act, the Pricing Committee has duly taken the Pricing Action, the Primary Shares have been issued in accordance with the terms of the Underwriting Agreement upon receipt of the consideration contemplated thereby, and certificates representing the Primary Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's Transfer Agent/Registrar, the Primary Shares will be validly issued, fully paid and nonassessable.

     (2) The Secondary Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.
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1-800 CONTACTS, INC
August 9, 1999
Page 3


          We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal law of the United States of America. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares or the Secondary Shares.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

          This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                    Very truly yours,

                                    /s/ Kirkland & Ellis

                                    KIRKLAND & ELLIS